Exhibit 10.1

FORM OF EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the "Agreement"), dated as of April [  ], 2015, is made by and among Ener-Core, Inc., a Nevada corporation, with headquarters located at 9400 Toledo Way, Irvine, California 92618 (the "Company"), and the investor listed on the signature page attached hereto (the "Holder"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement (as defined below).

A.            Pursuant to that certain Securities Purchase Agreement dated as of April 15, 2014 by and among the Company, the Holder and certain other investors party thereto ("Securities Purchase Agreement"), the Company sold to the Holders (i) senior secured convertible notes of the Company (the “Notes”) in substantially the form attached to the Securities Purchase Agreement as Exhibit A, which Notes were all cancelled following their conversion and redemption pursuant to that certain Conversion and Redemption Agreement dated August 14, 2014 that was entered into by and among the Company, the Holder and the Other Holders (as defined below) and (ii) Warrants, in substantially the form attached to the Securities Purchase Agreement as Exhibit B (the "Warrants"), representing the right to acquire shares of the Company’s Common Stock (as defined below) (this financing transaction, hereinafter referred as the “April 2014 Financing”).

B.            The Company and the Holder desire to exchange all of the Warrants held by the Holders for shares of Common Stock (the "Exchange Shares") pursuant to the terms hereof in a transaction undertaken in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act").

C.            In connection with the above-described warrant exchange, the Company and the Holder also desire to terminate and cancel in full the Securities Purchase Agreement and the related Registration Rights Agreement (the “Registration Rights Agreement”), Pledge and Security Agreement and each of the other agreements entered into in connection with the April 2014 Financing (collectively the “Transaction Documents”), all dated as of April 15, 2014 by and among the Company, the Holder and certain other investors party thereto (each of such other investors or such investors' transferees holding any Warrants, the "Other Holders") pursuant to the terms of this Agreement.

D.            The Company is negotiating, and intends to implement, the exchange of other Warrants issued pursuant to the Securities Purchase Agreement that are currently outstanding by entering into agreements (the "Other Agreements") in the same form as this Agreement.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	INCORPORATION OF PREMISES; CAPITALIZED TERMS.

(a)   The Company and the Holder agree that the premises of this Agreement set forth above are incorporated into and form an integral part of this Agreement.

(b)   Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

2.	ISSUANCE OF EXCHANGE SHARES.

Subject to the satisfaction (or waiver) of the conditions set forth in Section 5 and 6 below, the Company and the Holder hereby agree that, all the Warrants held by the Holder shall be exchanged into the number of Exchange Shares, as set forth on the Holder's signature page attached hereto,1 (the "Exchange"). After such Exchange, including, without limitation, the delivery of the Exchange Shares pursuant to the provisions of Section 3(a) below: (i) all of the Company's and the Holder's obligations and covenants under the Securities Purchase Agreement (other than as contemplated in Section 4(a)(iv) below) and the Transaction Documents will automatically be terminated and cancelled in full without any further action required and (ii) this Section 2 shall constitute an instrument of termination and cancellation in full of such Holder’s Warrants, the Securities Purchase Agreement, and the Transaction Documents.

3.	EXCHANGE; CLOSING.

(a)   Procedure. At the Closing (as defined in Section 3(b) hereof), the Company shall credit to the balance account of the Holder with The Depository Trust Company through its Deposit / Withdrawal at Custodian system (with such DWAC Instructions as specified on the Holder's signature page attached hereto or as otherwise specified in writing by the Holder to the Company prior to the Closing), the number of Exchange Shares as set forth on the Holder's signature page attached hereto, and effective upon receipt of such Exchange Shares, the Warrants held by the Holder will be deemed cancelled and all rights of the Holder thereunder will terminate. No later than three (3) Business Days following the Closing Date (as defined in Section 3(b)), the Holder shall return the original Warrant to the Company.

(b)   Closing. The date and time of the closing (the "Closing") of the transactions specified in Sections 2 and 3(a) above (the "Closing Date") shall be 10:00 a.m., New York City Time, on the date hereof (or such other date and time as is mutually agreed to by the Company and the Holder), subject to the notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 5 and 6 hereof. The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 and may be undertaken remotely by electronic exchange of documentation.

1 Insert the number of shares of Common Stock equal to 90% of the number of shares of Common Stock issuable upon exercise in full of the Holder's Warrants (without regard to any limitations on exercise), rounded up to the nearest whole number.

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(c)   Buy-In. If the Company shall fail for any reason or for no reason to issue to the Holder on the Closing Date the Exchange Shares by electronic delivery at the applicable balance account at DTC, and if on or after the Closing Date the Holder effects a Buy-In (as defined in the Warrants), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay the Buy-In Price (as defined in the Warrants) in cash, at which point the Company's obligation to deliver such Exchange Shares shall terminate, or (ii) promptly honor its obligation to electronically deliver to the Holder such unlegended Exchange Shares as provided above and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date hereof and ending on the date the Company satisfies its obligations in full pursuant to this Section 3(c).

4.	REPRESENTATIONS, AGREEMENTS, WARRANTIES AND COVENANTS.

(a)   Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to the Company that:

(i)    Authorization; Enforcement; Validity. The Holder has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby have been duly authorized by the Holder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(ii)    No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(iii)    Title to Warrant. The Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Warrant, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto other than encumbrances by one or more brokers of the Holder, which shall terminate upon the Closing, and encumbrances under federal or state securities laws ("Claims"). The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Warrant or its rights in the Warrant, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrant. Good and valid title to the Warrant, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby.

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(iv)    Legending of Exchange Shares. If at any time after the Closing, the Company fails to satisfy its current 1934 Act reporting obligations set forth in Section 144(i)(2), and the Exchange Shares may not be resold pursuant to either Rule 144 or an effective registration statement, upon the written request of the Company, the Holder covenants and agrees to promptly return the Exchange Shares to the Company’s transfer agent to have a restrictive legend substantially identical to the legend set forth in Section 2(g) of the Securities Purchase Agreement to be affixed to the stock certificate that shall be issued to such Holder to evidence such returned Exchange Shares.

(b)   Company Representations, Warranties and Covenants. The Company hereby represents, warrants, agrees and covenants, as applicable, to and with the Holder that:

(i)    Solvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that its creditors or its Subsidiaries' creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, Insolvent.

(ii)    Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform any of its obligations hereunder.

(iii)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Shares, have been duly authorized by the Company's Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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(iv)    Issuance of Securities. The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof and the Exchange Shares shall be fully paid and nonassessable with the holder thereof being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Exchange Shares in conformity with this Agreement constitute transactions exempt from registration under the 1933 Act pursuant to Section 3(a)(9) of the 1933 Act. The Exchange Shares will not bear any restrictive legend and will be freely tradable without any restrictions or limitations under applicable securities laws, rules and regulations. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Warrants and the Company agrees not to take a position contrary to this Section 3(b)(iv).

(v)    No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares) will not (i) result in a violation of the Company's Articles of Incorporation or Bylaws or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of Principal Market and including all applicable foreign, federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(vi)   Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Exchange Shares shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

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(vii)  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(viii)  Other Agreements. The Company will not provide any Other Holders with a more favorable exchange ratio than is provided to the Holder hereunder or offer any consideration to any Other Holder without offering the same consideration to the Holder.

(ix)    SEC Filings. As of their respective filing dates, the Company's filings with the SEC under the 1934 Act since April 15, 2014 (the "SEC Documents"), complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed. The Company has filed a Registration Statement on Form 8-A that is currently effective. Accordingly, the Company is currently subject to the reporting requirements of Section 13 of the 1934 Act as required under Rule 144(c) and Rule 144(i). As of the date hereof, the Company (i) has satisfied the current public information requirements set forth in Rule 144(c)(i) and (ii) in accordance with provisions of Rule 144(i), the Company (x) is no longer an issuer described in Rule 144(i)(1)(i), (y) has filed all reports and other materials required to be filed by section 13 or 15(d) of the 1934 Act, as applicable, during the preceding 12 months (or for such shorter period that the Company was required to file such reports and materials), other than Form 8-K reports, and (z) filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) at least one year prior to the date hereof.

(x)    Disclosure of Transactions and Other Material Information. The Company shall file a current report on Form 8-K (the "8-K Filing") on or before 8:30 a.m., New York City time, on the first Business Day after the Closing Date, in the form required by the 1934 Act, relating to the transactions contemplated by this Agreement and the Other Agreements and attaching a form of this Agreement and the form of lock-up agreement to be executed with the Company contemporaneously with this Agreement (including, without limitation, all schedules and exhibits to such agreement, if any) as an exhibit to such filing. From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates (as defined in the Warrants), employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Holder or any of its Affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates employees or agents delivers any material, non-public information to the Holder without the Holder's consent, the Company hereby covenants and agrees that the Holder's shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

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(xi)    Listing. The Company shall promptly secure the listing of all of (i) the Exchange Shares and (ii) any capital stock of the Company issued or issuable with respect to the Exchange Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the "Listed Securities") upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Listed Securities. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(b)(xi).

(xii)   Reporting Status. Until the earlier of (i) the date on which the Holder has sold all the Exchange Shares and (ii) the date on which the Holder may sell all of the Exchange Shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(xiii)  No Integration Actions. None of the Company, any of its Affiliates or any Person acting on behalf of the Company or such Affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the issuance of the Exchange Shares in a manner that would require the registration under the 1933 Act of the issuance to the Holder or require shareholder approval under the rules and regulations of the Principal Market, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of Exchange Shares contemplated hereby.

(xiv)  Reservation of Shares. From the date hereof until the Closing, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of Exchange Shares issuable under this Agreement and the Other Agreements.

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(xv)   Legend Removal. If any legend is affixed to the Exchange Shares pursuant to Section 4(a)(iv) above, the Company hereby covenants and agrees to remove such legend in accordance with the provisions of, and the time periods specified in, Section 2(g) of the Securities Purchase Agreement, notwithstanding the fact that all other provisions of the Securities Purchase Agreement have terminated pursuant to this Agreement.

(xvi)  Public Information. At any time during the period commencing on the Closing Date and ending on the date that is the earlier of: (A) two years after the Closing Date or (B) at such time that all of the Exchanges Shares may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if a registration statement is not otherwise available for the resale of all of the Exchange Shares and if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, as partial relief for the damages to any holder of Exchange Shares by reason of any such delay in or reduction of its ability to sell the Exchange Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Fair Market Value (as defined below) of the Exchange Shares on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 4(b)(xvi) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. The “Fair Market Value” of each Exchange Share will be determined based on the highest closing sale price of the Common Stock during the period beginning on the date of each applicable Public Information Failure and ending on the date the applicable Public Information Failure Payment relating to such Public Information Failure is satisfied in full.

(xvii) Subsequent Placements.

(A)   For purposes of Section 4, the following definitions shall apply:

(1)   “Approved Stock Plan” means employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

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(2)   "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg Financial Markets (“Bloomberg”), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, then the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(3)   "Common Stock" means (i) the Company's shares of common stock, par value $0.0001 per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(4)   "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(5)   "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(6)   "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(7)   “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(8)   “Principal Market” means the OTC QB.

(B)    From the Closing Date until April 16, 2016, the Company shall not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), unless the Company shall have first complied with this Section 4(b)(xvii)(B).

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(1)  At least three (3) Business Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to Holder and the Other Holders (collectively, the “April 2014 Warrant Holders” and individually, each a “April 2014 Warrant Holder”)) an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such April 2014 Warrant Holders at least fifty percent (50%) of the Offered Securities, allocated among such April 2014 Warrant Holders (a) based on each April 2014 Warrant Holder's pro rata portion of the aggregate principal amount of Notes purchased under the Securities Purchase Agreement (the "Basic Amount"), and (b) with respect to each April 2014 Warrant Holder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other April 2014 Warrant Holders as such April 2014 Warrant Holder shall indicate it will purchase or acquire should the other April 2014 Warrant Holders subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the April 2014 Warrant Holders shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2)  To accept an Offer, in whole or in part, each April 2014 Warrant Holder must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such April 2014 Warrant Holder's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such April 2014 Warrant Holder's Basic Amount that such April 2014 Warrant Holder elects to purchase and, if such April 2014 Warrant Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such April 2014 Warrant Holder elects to purchase (in either case, the "Notice of Acceptance").  If the Basic Amounts subscribed for by all April 2014 Warrant Holders are less than the total of all of the Basic Amounts, then each April 2014 Warrant Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each April 2014 Warrant Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such April 2014 Warrant Holder bears to the total Basic Amounts of all April 2014 Warrant Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the April 2014 Warrant Holders a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after such April 2014 Warrant Holder's receipt of such new Offer Notice.

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(3)   The Company shall have three (3) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the April 2014 Warrant Holders (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement") but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)   In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(b)(xvii)(B)(3) above), then each April 2014 Warrant Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such April 2014 Warrant Holder elected to purchase pursuant to Section 4(b)(xvii)(B)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the April 2014 Warrant Holders pursuant to Section 4(b)(xvii)(B)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any April 2014 Warrant Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the April 2014 Warrant Holders in accordance with Section 4(b)(xvii)(B)(1) above.

(5)   Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the April 2014 Warrant Holders shall acquire from the Company, and the Company shall issue to the April 2014 Warrant Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(b)(xvii)(B)(4) above if the April 2014 Warrant Holders have so elected, upon the terms and conditions specified in the Offer.  The purchase by the April 2014 Warrant Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the April 2014 Warrant Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the April 2014 Warrant Holders and their respective counsel.

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(6)   Any Offered Securities not acquired by the April 2014 Warrant Holders or other persons in accordance with Section 4(b)(xvii)(B)(3) above may not be issued, sold or exchanged until they are again offered to the April 2014 Warrant Holders under the procedures specified in this Section 4(b)(xvii)(B).

(7)   The Company and the April 2014 Warrant Holders agree that if any April 2014 Warrant Holder elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any April 2014 Warrant Holder shall be required to agree to any restrictions in trading as to any securities of the Company owned by such April 2014 Warrant Holder prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(8)  Notwithstanding anything to the contrary in this Section 4(b)(xvii)(B) and unless otherwise agreed to by the April 2014 Warrant Holders, the Company shall either confirm in writing to the April 2014 Warrant Holders that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the April 2014 Warrant Holders will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice.  If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the April 2014 Warrant Holders, such transaction shall be deemed to have been abandoned and the April 2014 Warrant Holders shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each April 2014 Warrant Holders with another Offer Notice and each April 2014 Warrant Holders will again have the right of participation set forth in this Section 4(b)(xvii)(B).  The Company shall not be permitted to deliver more than one such Offer Notice to the April 2014 Warrant Holders in any 60 day period.

(9)   Notwithstanding anything to the contrary contained herein, the restrictions contained in this Section 4(b)(xvii)(B) shall not apply in connection with the issuance of any Excluded Securities. “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date, (iii) to commercial lenders, lessors, vendors or other third parties in connection with bona fide commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions for primarily other than equity financing purposes, and (iv) to strategic alliance partners, strategic partners or in connection with acquisitions or mergers, provided, that (x) the primary purpose of such issuance is not to raise capital, (y) the purchaser or acquirer of the securities in such issuance solely consists of either (A) the actual participants in such strategic or commercial alliance or strategic or commercial partnership, (B) the actual owners of such assets or securities acquired in such acquisition or merger or (C) the stockholders, partners or members of the foregoing Persons and (z) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation or ownership, as applicable, in such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities or entity to be acquired by the Company, as applicable.

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(10)  Notwithstanding anything to the contrary contained herein, in the event that a Subsequent Placement is a registered underwritten public offering of the Company’s Common Stock and the offering price per share for the Common Stock in such offering is more than eighty five percent (85%) of the Closing Sale Price of the Common Stock on the date of pricing of such offering, then the amount of the Offered Securities that the Company shall be required to issue and sell to or exchange with the April 2014 Warrant Holders, as set forth in Section 4(b)(xvii)(B)(1)(z) herein, shall be reduced from at least fifty percent (50%) of the Offered Securities to at least twenty percent (20%) of the Offered Securities.

(xviii) Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until April 16, 2016, that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof until April 16, 2016, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 4(b)(xviii) shall apply similarly and equally to each Settlement Document.

5.	CONDITIONS TO ComPANY'S OBLIGATIONs hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a)   The Holder shall have duly executed this Agreement and delivered the same to the Company; and

(b)   The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

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6.	CONDITIONS TO HOLDER'S OBLIGATIONs HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder's sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)   The Company shall have duly executed this Agreement and delivered the same to the Holder;

(b)   The Other Holders shall have duly executed and delivered to the Company the Other Agreements;

(c)   All of the outstanding Warrants shall have been exchanged for Exchange Shares pursuant to this Agreement and the Other Agreements;

(d)   The Company shall have obtained the listing of all of the Exchange Shares on each Eligible Market on which the Common Stock is then listed for trading;

(e)   The representations and warranties of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(f)    The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market;

(g)   Counsel for the Company shall have delivered a legal opinion to the Company's transfer agent instructing the transfer agent to deliver the Exchange Shares as set forth on the Holder's signature page attached hereto, to the Holder's balance account with The Depository Trust Company through its Deposit / Withdrawal at Custodian system in accordance with the provisions of Section 3(a) hereof, and the Company's transfer agent shall have delivered such Exchange Shares to such balance account;

(h)   The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby; and

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(i)    Since the date hereof, no event that could be reasonably expected to cause a Material Adverse Effect shall have occurred.

7.	TERMINATION.

In the event that the Closing shall not have occurred by on or before three (3) Business Days from the date hereof, due to the Company's or the Holder's failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void.

8.	MISCELLANEOUS.

(a)   Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)   Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)   Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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(d)   Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)   Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 8(f) shall be binding on the Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Other Holder to amend or consent to a waiver or modification of any provision of any of the Other Agreements unless the same consideration also is offered to the Holder.

(f)   Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Ener-Core, Inc.

9400 Toledo Way

Irvine, California 92618

Telephone:    (949) 616-3333

Facsimile:      (949) 616-3399

Attention:      Mr. Domonic J. Carney

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With a copy to:

LKP Global Law, LLP

1901 Avenue of the Stars, Suite 480

Los Angeles, California 90067

Telephone:      (424) 239-1890

Facsimile:       (424) 239-1882

Attention:        Kevin K. Leung, Esq.

E-mail:             kleung@lkpgl.com

If to the Holder:

To the address set forth on the Holder’s Signature Page hereto.

(g)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrants.

(h)     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)     Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Exchange Shares.

(j)     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)     Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

(m)    Independent Nature of Holder's Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

ENER-CORE, INC.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

[ ]

By:
Name:
Title:

Address:

Tel:
Fax:
Email:

Number of Holder’s Warrant Shares:

Number of Holder’s Exchange Shares[2]:

DWAC Instructions:

_________________________

_________________________

_________________________

_________________________

2 Insert the number of shares of Common Stock equal to 90% of the number of shares of Common Stock issuable upon exercise in full of the Holder's Warrants (without regard to any limitations on exercise), rounded up to the nearest whole number.

[Signature Page to Exchange Agreement]